UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)        February 16, 2005
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                               L.B. Foster Company
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             (Exact name of registrant as specified in its charter)

      Pennsylvania                   000-10436                 25-1324733
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 (State or other jurisdiction       (Commission             (I.R.S. Employer
            of incorporation)       File Number)           Identification No.)

 415 Holiday Drive, Pittsburgh, Pennsylvania                    15220
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  (Address of principal executive offices)                    (Zip Code)

 Registrant's telephone number, including area code     412-928-3417
                                                        ----------------------

                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01

A.       2005 Management Incentive Plan

     On February 18, 2005, the Compensation, Nomination and Governance Committee of the Registrant's board of directors (the "Committee"), approved the 2005 Management Incentive Plan (the "Plan").

     Participants in the Plan are assigned initial target percentages ranging from 5% to 45%. For example, the Registrant's President and Chief Executive Officer's initial target percentage is 45% and the remainder of the Registrant's five most highly compensated employees' target percentages range from 30% to 35%. These initial target percentages are then adjusted by multiplying the initial target percentage by 90% (the "adjusted target percentage").

     Target awards will be calculated by multiplying the participant's adjusted target percentage by the participant's base compensation in 2005. Target Awards are then allocated between "corporate" and/or applicable operating units and/or departmental/individual goals. For example, the President and Chief Executive Officer's Target Award is 100% allocated to corporate; the Sr. Vice President and Chief Financial Officer's target award is 90% allocated to corporate and 10% allocated to departmental/individual goals; and the Sr. Vice President - Rail Products target award is 20% allocated to corporate, 70% allocated to his operating unit and 10% allocated to departmental/individual goals.

     Participants' actual incentive awards are then calculated by multiplying the target award by a percentage based upon corporate and/or the applicable operating units' pre-tax income (in both cases determined after certain adjustments and herein "incentive income") compared to their respective planned pre-tax income(herein "planned incentive income").

     For example, if an operating unit's actual pre-tax income exceeded 125% of planned incentive income, the participant's portion of target award allocated to the operating unit's performance would be 130% of the allocated target award, without, however, taking into account the 16% limits described below.

     The sum of all incentive awards attributable to an operating unit or corporate may not exceed 16% of the Registrant's or the applicable operating unit's actual incentive income when the Registrant's or the applicable operating unit's incentive income attains 100% or less of its respective planned incentive income; if this 16% limitation comes into effect, applicable awards are adjusted downward prior to the adjustment described in the preceding two paragraphs. In addition, if the Registrant's or an applicable operating unit's incentive income exceeds 100% of applicable planned incentive income, incentive awards are adjusted downward to the extent necessary so that the sum of the resulting incentive awards allocated to the operating unit or to corporate does not exceed 16% of the Registrant's or the applicable operating unit's planned incentive income.

     The Plan also provides for discretionary awards equal to the sum of: (i) the difference between (x) the amounts which would have been payable to participants if the initial percentages had not been adjusted and (y) the amount payable to participants based on adjusted target percentages; (ii) amounts not paid because the individual was terminated for cause or resigned prior to the date incentive awards were paid under the Plan; (iii) the amount of any reduction in incentive awards made by the Chief Executive Officer and (iv) any amount which was not paid due to a failure to achieve a department/individual goals.

     Any discretionary awards to executive officers must be approved by the Committee. Payment of awards under the Plan shall be made on or before March 15, 2006 and the completion of the Registrant's 2005 financial statement audit.

B.       Discretionary Awards

On February 16, 2005, the Board of Directors, upon the recommendation of the Committee, authorized and approved discretionary awards with respect to the Registrant's 2004 fiscal year in the amount of $30,000 to Stan L. Hasselbusch, Chief Executive Officer and President, and $28,000 to David J. Russo, Sr. Vice President, Chief Financial Officer and Treasurer and $10,000 to David L. Voltz, Vice President, General Counsel and Secretary. An additional $35,000 was awarded to other executive officers of the Company and an additional $86,000 was awarded to other employees who are not executive officers. Employees receiving such discretionary awards did not receive awards under the Registrant's 2004 Management Incentive Compensation Plan.

Item 9.01         Exhibits



10.55             Management Incentive Compensation Plan for 2005

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         L.B. FOSTER COMPANY
                                         --------------------
                                         (Registrant)


Date:  February 22, 2005
                                         /s/David J. Russo
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                                         David J. Russo
                                         Senior Vice President
                                         Chief Financial Officer and Treasurer

Exhibit Index
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Exhibit Number             Description
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10.55                      Management Incentive Compensation Plan for 2005